SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 9, 2005



                           PAR TECHNOLOGY CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                         1-09720                    16-1434688
   --------                         -------                    ----------
(State or other                (Commission File             (I.R.S. Employer
jurisdiction of                     Number)                  incorporation or
organization)                                             Identification Number)



         PAR Technology Park
         8383 Seneca Turnpike
         New Hartford, NY                                        13413-4991
         -------------------                                     ----------
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (315) 738-0600


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if changed since Last Report)

Item 5.02  Appointment of New Director.

     On November 9, 2005, the Board of Directors of PAR Technology Corporation elected Dr. Paul D. Nielsen to the Board of Directors, effective January 1, 2006. Dr. Nielsen is the Director & CEO of the Software Engineering Institute at Carnegie Mellon University in Pittsburgh, PA. Prior to this position, Dr.
Nielsen retired from the U. S. Air Force in 2004 as a major general after serving for 32 years primarily in research and development. From 2000 through 2004, he was the commander of the Air Force Research Laboratory and the Technology Executive Officer for the Air Force. A copy of the press release is filed as Exhibit 99.1 in this report.

Item 8.01  Other Events.

     On November 9, 2005, the Board of Directors approved an increase in the number of Board seats from 6 to 7. Dr. Paul D. Neilsen was elected to fill the newly created seat. This action will become effective January 1, 2006.

Item 9.01  Financial Statements and Exhibits

Exhibits

99.1   Press Release dated November 14, 2005.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            PAR TECHNOLOGY CORPORATION
                                            --------------------------
                                                   (Registrant)




Date:  November 15, 2005


                                         /s/RONALD J. CASCIANO
                                         ---------------------------------------
                                         Ronald J. Casciano
                                         Vice President, Chief Financial Officer
                                         and Treasurer

                                  EXHIBIT INDEX


Exhibit Number                        Description
--------------                        -----------

   99.1                 Press Release dated November 14, 2005.

Exhibit 99.1 Press Release dated November 14, 2005.

RELEASE:   NEW HARTFORD, NY, November 14, 2005
CONTACT: Christopher R. Byrnes (315) 738-0600 ext. 226 cbyrnes@partech.com, www.partech.com

                          -PAR TECHNOLOGY CORPORATION-

                           ANNOUNCES NEW BOARD MEMBER
         -----------------------------------------------------------------
          NEW HARTFORD, NY,  PAR TECHNOLOGY CORPORATION (NYSE:PTC)

New Hartford, NY--November 14, 2004--PAR Technology Corporation (NYSE:PTC), a leading provider of integrated hardware, software and service solutions to the restaurant, hotel/resort and hospitality industries as well as providing information-technology services to the United States Government, today announced the election of Dr. Paul D. Nielsen to its Board of Directors, effective January 1, 2006.

Dr. Nielsen has an extensive background in research and development, engineering, program management and leadership of large, nationally prominent research organizations. Dr. Nielsen has experience across the full spectrum of aerospace systems with special emphasis on space and C3I technologies.

He currently is the Director & CEO of the Software Engineering Institute at Carnegie Mellon University in Pittsburgh, PA. Prior to this position, Dr.
Nielsen retired from the U. S. Air Force in 2004 as a major general after serving for 32 years primarily in research and development. From 2000 through 2004, he was the commander of the Air Force Research Laboratory and the Technology Executive Officer for the Air Force.

"We are pleased to welcome Paul to our Board of Directors and look forward to benefiting from his business and technology expertise," said John W. Sammon, Chairman and CEO of PAR Technology. "His impressive professional credentials and strong technology research and development background will add to our capabilities and we look forward to benefiting from his experience and perspective. The composition of our Board of highly skilled and experienced individuals is both a great benefit to our Company and a reflection of the strength and prospects of PAR Technology."

General Nielsen is a graduate of the Air Force Academy, where he earned a Bachelor's of Science degree. He also has an MS from the University of California, an MBA from University of New Mexico and a PhD in Plasma Physics from the University of California, Davis.

General Nielsen joins PAR's Board of Directors including John W. Sammon, Chairman and CEO, PAR; Charles A. Constantino, Executive Vice-President; J. Whitney Haney, Director; Sangwoo Ahn, Director, James A. Simms, Director and Kevin R. Jost, Director.

ABOUT PAR TECHNOLOGY
--------------------

PAR Technology Corporation develops, markets and supports hardware and software products that improve the ability of restaurant, hotels/resorts and retail business professionals to make timely, fact-based business decisions. The Company is the world's largest supplier of Point-of-Sale systems to the quick service restaurant market with over 40,000 systems installed in over 100 countries. In addition PAR is a leader in providing computer based system design and engineering services to the Department of Defense and Federal Government Agencies. PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC. For additional information visit PAR's website at www.partech.com.